POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Alfred C. Tannachion and W. Bruce McConnel, III and each of them, with full powers of substitution, as his true and lawful attorneys and agents to execute in his name and on his behalf in any and all capacities the Registration Statement on Form N-1A, and any and all amendments thereto, filed by Excelsior Institutional Trust (the "Trust") with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933 and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust to comply with such Acts, the rules, regulations and requirements of the Securities and Exchange Commission and the securities or Blue Sky laws of any state or other jurisdiction and the undersigned hereby ratifies and confirms as his own act and deed any and all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents have, and may exercise, all of the power hereby conferred.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set forth opposite his signature below.


 Signature                          Title                          Date

/s/ Alfred C. Tannachion          President, Chairman of          2/9/96
Alfred C. Tannachion              the Board and Treasurer

/s/ Rodman L. Drake               Trustee                         2/9/96
Rodman L. Drake

/s/ W. Wallace McDowell, Jr.      Trustee                         2/9/96
W. Wallace McDowell, Jr.

/s/ Jonathan Piel                 Trustee                         2/9/96
Jonathan Piel

/s/ Donald L. Campbell            Trustee                         2/9/96
Donald L. Campbell

/s/ Joseph H. Dugan               Trustee                         2/9/96
Joseph H. Dugan


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/s/ Wolfe J. Frankl               Trustee                         2/9/96
Wolfe J. Frankl

/s/ Robert A. Robinson            Trustee                         2/9/96
Robert A. Robinson

/s/ Frederick S. Wonham           Trustee                         2/9/96
Frederick S. Wonham